Exhibit 99.1
October 21, 2003

Lisa Capps
Investor Relations
Westcorp
Phone: (949) 727-1002
Email: Investor_Relations@WestcorpInc.com

Westcorp Reports Third Quarter Net Income

•	Net income rose 35% to $29.3 million for the quarter

•	Automobile delinquencies declined 73 basis points to 2.70% at end of the quarter

•	Automobile credit losses improved 15 basis points to 2.58% for the third quarter

Irvine, CA: Westcorp (NYSE:WES) today reported that net income increased 35% to $29.3 million for the third quarter of 2003 compared with $21.7 million for the same period a year ago. Earnings per diluted share increased 16% to $0.64 for the third quarter of 2003 compared with $0.55 for the same period a year earlier. For the nine months ended September 30, 2003, net income increased 40% to $84.5 million or $2.03 per diluted share compared with $60.2 million or $1.55 per diluted share for the same period a year earlier.

“Improved asset quality trends and higher automobile origination growth were key drivers to our third quarter performance,” said Tom Wolfe, President of Westcorp. “Originations from our national dealer relationships and newer geographic markets contributed to this growth. Overall used car sales improved this quarter, which also contributed to our growth. Our improved credit loss experience this quarter reflects our continued shift towards a higher concentration of prime credit quality origination and some stabilization of the used car market. As a result, we still expect to achieve our expected 2003 earnings per share of $2.75.”

Automobile contract purchases totaled $1.7 billion for the third quarter of 2003, a 17% increase from the same period a year earlier. For the nine months ended September 30, 2003, automobile contract purchases totaled $4.6 billion compared with $4.2 billion a year ago. As a result of higher contract originations, the Company’s portfolio of managed automobile contracts reached $10.5 billion at September 30, 2003, up from $9.3 billion a year ago.

Annualized credit loss experience for the third quarter improved 15 basis points to 2.58% of average managed automobile contracts compared with 2.73% for the same period a year ago. For the nine months ended September 30, 2003, annualized credit loss experience was 2.59% compared with 2.56% for the same period a year earlier. The percentage of outstanding automobile contracts 30 days or more delinquent improved 73 basis points to 2.70% at September 30, 2003 compared with 3.43% for the same period a year ago.

During the quarter, the Company successfully completed the sale of 5.3 million additional shares of Westcorp common stock, including the underwriters’ overallotment. The offering was upsized 20% from it original size of 4.4 million shares due to strong investor demand. The sale was completed at a price of $28.00 per share. Simultaneously with this public offering, Westcorp sold 700,000 shares of its common stock to affiliates of Ernest Rady, Chairman of the Board and CEO and 130,000 shares of its common stock to its employee stock ownership plan through a private placement at the same price as the public offering. As a result of these transactions, the Company issued a total of 6.1 million additional shares of common stock raising a total of $163 million.

“The significant increase in capital brings our total equity to assets ratio to 7.5% at the end of the quarter compared with 6.6% a year ago, which provides us a strong capital base to continue to profitably grow our business,” said Lee Whatcott, CFO of Westcorp. “Standard & Poor’s Rating Services recently revised their outlook on our Company from stable to positive due in part to our improving capital levels and profitability.”

Net interest income increased 14% to $181 million for the three months ended September 30, 2003 compared with $159 million for the same period a year ago. For the nine months ended September 30, 2003, net interest income grew 16% to $521 million compared with $448 million for the same period a year earlier. Net interest margin for the three months ended September 30, 2003 was 4.86% compared with 4.93% for the same period a year earlier. For the nine months ended September 30, 2003, net interest margin was 4.94% compared with 5.12% for the same period a year ago. Net interest income increased as more automobile contracts were held on the balance sheet offset by narrower net interest margins as the Company continues to shift its portfolio to a higher percentage of prime credit quality automobile contracts. Higher prepayments in its mortgage-backed securities portfolio also contributed to narrower net interest margins.

The Company continued to shift its overall deposit mix from certificates of deposit to lower cost demand deposit and money market accounts. Total demand deposit and money market accounts increased $251 million or 36% to $955 million at September 30, 2003 compared with the same period a year ago. Total cost of deposits declined to 3.16% for the three months ended September 30, 2003 compared with 3.74% for the same period a year ago. For the nine months ended September 30, 2003, total cost of deposits declined to 3.39% compared with 3.72% for the same period a year earlier.

Provision for credit losses totaled $73.2 million for the three months ended September 30, 2003 compared with $81.0 million for the same period a year ago. For the nine months ended September 30, 2003, provision for credit losses totaled $221 million compared with $209 million for the same period a year earlier. The allowance for credit losses as a percentage of owned automobile contracts outstanding was 2.7% at September 30, 2003 compared with 2.6% for the same period a year earlier.

Total noninterest income, which includes primarily automobile servicing related fee income, increased 5% to $27.8 million for the three months ended September 30, 2003 compared with $26.4 million for the same period a year earlier. For the nine months ended, September 30, 2003, noninterest income increased 30% to $83.3 million compared with $64.3 million the same period a year ago. This increase was primarily the result of the elimination of amortization on our retained interest in securitized assets in 2002.

Noninterest expense of $66.7 million improved to 32% of total revenues for the third quarter of 2003 compared with $62.2 million or 34% for the same period a year ago. For the nine months ended September 30, 2003, noninterest expense of $208 million improved to 34% of total revenues compared with $188 million or 37% of total revenues for the same period a year earlier.

Minority interest in subsidiaries increased $8.4 million for the three months ended September 30, 2003 compared with the same period a year earlier as a result of WFS Financial, an 84% owned subsidiary of Westcorp, selling $1.7 billion of automobile contracts to an 100% owned subsidiary of Westcorp.

Earnings Conference Call
Westcorp, along with its subsidiary WFS Financial, will host a conference call for analysts and investors at 9:00 a.m. (PDT) on Wednesday, October 22, 2003. As part of this conference call, the Company’s management will discuss earnings results for the quarter. For a live Internet broadcast of this conference call, please go to the Company’s Web site at http://www.westcorpinc.com to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

Westcorp is a financial services holding Company whose principal subsidiaries are WFS Financial Inc and Western Financial Bank. Westcorp is a publicly owned Company whose common stock is traded on the New York Stock Exchange under the symbol WES.

Westcorp, through its subsidiary, WFS, is one of the nation’s largest independent automobile finance companies. WFS specializes in originating, securitizing, and servicing new and pre-owned prime and non-prime credit quality automobile contracts through its nationwide relationships with automobile dealers. Information about WFS can be found at its Web site at http://www.wfsfinancial.com.

Westcorp, through its subsidiary, Western Financial Bank, operates 18 retail bank branches and provides commercial banking services in Southern California. Information on the products and services offered by the Bank can be found at its Web site at http://www.wfb.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. Forward-looking statements are identified by the use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and similar terms and phrases, including references to assumptions. Forward-looking statements in this press release relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable. In addition, these statements relate to the Company’s future prospects, developments and business strategies and include information regarding the Company’s improved asset quality trends and higher automobile origination growth, the shift towards a higher concentration of prime credit quality originations and automobile contracts and the Company’s shift of its overall deposit mix. Forward-looking statements also include statements regarding the Company’s ability to profitably grow its business, the Company’s improving capital levels and profitability and its expectation to achieve specified earnings per share for 2003.

These statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond its control, that could cause actual results to differ materially from those expressed in or implied by these forward-looking statements. In particular, there can be no assurances that improved asset quality trends, automobile origination growth, improved credit loss experience or other operational improvements identified in this press release will continue in future periods.

The following factors are among those that may cause actual results to differ materially from the forward-looking statements: changes in general economic and business conditions; interest rate fluctuations, including hedging activities; the Company’s financial condition and liquidity, as well as future cash flow and earnings and the level of operating expenses; competition; the effect, interpretation, or application of new or existing laws, regulations, court decisions and significant litigation; and the level of chargeoffs on the automobile contracts that the Company originates.

A further list of these risks, uncertainties and other matters can be found in the Company’s filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Company’s actual results may vary materially from those expected, estimated or projected. The information contained in this press release is as of October 21, 2003. The Company assumes no obligation to update any forward-looking statements to reflect future events or circumstances.

WESTCORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

	(Dollars in thousands, except share and per share amounts)
Interest income:
Loans, including fees	$293,019	$265,814	$861,169	$748,589
Mortgage-backed securities	15,936	30,778	61,950	86,440
Investment securities	232	108	412	341
Other	1,724	2,306	4,805	5,840

TOTAL INTEREST INCOME	310,911	299,006	928,336	841,210
Interest expense:
Deposits	15,695	20,447	50,269	61,642
Notes payable on automobile secured financing	101,803	105,911	319,136	301,083
Other	12,550	13,618	37,852	30,431

TOTAL INTEREST EXPENSE	130,048	139,976	407,257	393,156

NET INTEREST INCOME	180,863	159,030	521,079	448,054
Provision for credit losses	73,150	80,996	221,071	209,043

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	107,713	78,034	300,008	239,011
Noninterest income:
Automobile lending	23,471	16,775	67,764	45,190
Other	4,362	9,635	15,552	19,111

TOTAL NONINTEREST INCOME	27,833	26,410	83,316	64,301
Noninterest expense:
Salaries and associate benefits	40,016	34,684	120,950	105,738
Credit and collections	8,655	8,442	27,004	26,695
Data processing	4,258	4,485	13,690	13,625
Occupancy	4,041	3,729	11,784	11,158
Other	9,775	10,867	34,412	30,625

TOTAL NONINTEREST EXPENSE	66,745	62,207	207,840	187,841

INCOME BEFORE INCOME TAX	68,801	42,237	175,484	115,471
Income tax	27,343	16,824	69,544	44,974

INCOME BEFORE MINORITY INTEREST	41,458	25,413	105,940	70,497
Minority interest in earnings of subsidiaries	12,123	3,740	21,453	10,263

NET INCOME	$29,335	$21,673	$84,487	$60,234

Net income per common share:
Basic	$0.65	$0.55	$2.05	$1.57

Diluted	$0.64	$0.55	$2.03	$1.55

Weighted average number of common shares outstanding:
Basic	45,033,836	39,189,744	41,154,810	38,382,794

Diluted	45,786,913	39,506,307	41,680,576	38,751,631

Dividends declared	$0.13	$0.12	$0.39	$0.36

WESTCORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	(Unaudited)
	September 30, 2003	December 31, 2002

	(Dollars in thousands)
ASSETS
Cash and due from banks	$182,963	$84,215
Restricted cash	186,319	71,763
Investment securities available for sale	57,634	10,425
Mortgage-backed securities available for sale	2,664,156	2,649,657
Loans receivable	11,010,857	9,443,901
Allowance for credit losses	(298,278)	(269,352)

Loans receivable, net	10,712,579	9,174,549
Amounts due from trusts		101,473
Premises and equipment, net	81,427	78,664
Other	353,510	311,893

TOTAL ASSETS	$14,238,588	$12,482,639

LIABILITIES
Deposits	$1,969,134	$1,974,984
Notes payable on automobile secured financing	10,108,203	8,494,678
Securities sold under agreements to repurchase	245,844	276,600
Federal Home Loan Bank advances	383,676	336,275
Amounts held on behalf of trustee		177,642
Subordinated debentures	394,494	400,561
Other	153,359	107,036

TOTAL LIABILITIES	13,254,710	11,767,776
Minority interest	124,525	101,666
SHAREHOLDERS’ EQUITY
Common stock (par value $1.00 per share; authorized 65,000,000 shares; issued and outstanding 45,402,592 shares at September 30, 2003 and 39,200,474 shares at December 31, 2002)	45,403	39,200
Paid-in capital	508,775	350,018
Retained earnings	394,315	325,529
Accumulated other comprehensive loss, net of tax	(89,140)	(101,550)

TOTAL SHAREHOLDERS’ EQUITY	859,353	613,197

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$14,238,588	$12,482,639

The following table presents information relative to the average balances and interest rates on an owned basis for the periods indicated:

	For the Three Months Ended
	September 30,

	2003			2002

	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

	(Dollars in thousands)
Interest earning assets:
Total investments:
Mortgage-backed securities	$2,516,193	$15,936	2.53%	$2,272,590	$30,778	5.42%
Other short-term investments	473,758	1,713	1.43	444,900	2,279	2.03
Investment securities	33,208	231	2.79	8,137	108	5.33
Interest earning deposits with others	6,803	12	0.70	8,016	27	1.37

Total investments	3,029,962	17,892	2.36	2,733,643	33,192	4.86
Total loans: (1)
Consumer loans	10,463,303	288,138	10.93	8,543,283	259,706	12.06
Mortgage loans	239,544	3,204	5.35	311,449	4,844	6.22
Commercial loans	131,575	1,677	4.99	86,792	1,264	5.70

Total loans	10,834,422	293,019	10.73	8,941,524	265,814	11.80

Total interest earning assets	$13,864,384	310,911	8.90%	$11,675,167	299,006	10.17%

Interest bearing liabilities:
Deposits	$1,968,859	15,695	3.16%	$2,166,683	20,447	3.74%
Securities sold under agreements to repurchase	203,641	1,032	1.98	142,443	1,752	2.40
FHLB advances and other borrowings	515,980	1,689	1.29	105,233	672	2.52
Notes payable on automobile secured financing	9,763,149	101,803	4.17	7,827,404	105,911	5.41
Subordinated debentures	394,804	9,829	9.96	433,026	11,194	10.34

Total interest bearing liabilities	$12,846,433	130,048	4.04%	$10,674,789	139,976	5.24%

Net interest income and interest rate spread		$180,863	4.86%		$159,030	4.93%

Net yield on average interest earning assets			5.22%			5.45%

	For the Nine Months Ended
	September 30,

	2003			2002

	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

	(Dollars in thousands)
Interest earning assets:
Total investments:
Mortgage-backed securities	$2,514,424	$61,950	3.29%	$2,140,819	$86,440	5.38%
Other short-term investments	374,964	4,750	1.69	356,517	5,770	2.16
Investment securities	15,581	412	3.53	6,908	341	6.58
Interest earning deposits with others	8,383	55	0.87	6,245	70	1.50

Total investments	2,913,352	67,167	3.07	2,510,489	92,621	4.92
Total loans: (1)
Consumer loans	10,056,540	846,270	11.25	7,921,167	728,566	12.30
Mortgage loans	255,896	10,543	5.49	333,479	15,844	6.33
Commercial loans	120,639	4,356	4.76	93,124	4,179	5.92

Total loans	10,433,075	861,169	11.03	8,347,770	748,589	11.99

Total interest earning assets	$13,346,427	928,336	9.30%	$10,858,259	841,210	10.35%

Interest bearing liabilities:
Deposits	$1,981,146	50,269	3.39%	$2,216,250	61,642	3.72%
Securities sold under agreements to repurchase	218,569	3,433	2.07	191,654	3,849	2.65
FHLB advances and other borrowings	444,529	4,775	1.45	206,733	3,566	2.32
Notes payable on automobile secured financing	9,426,038	319,136	4.51	7,112,337	301,083	5.64
Subordinated debentures	396,742	29,644	9.96	305,939	23,016	10.03

Total interest bearing liabilities	$12,467,024	407,257	4.36%	$10,032,913	393,156	5.23%

Net interest income and interest rate spread		$521,079	4.94%		$448,054	5.12%

Net yield on average interest earning assets			5.21%			5.50%

(1)	For the purpose of these computations, nonaccruing contracts are included in the average amounts outstanding.

WESTCORP AND SUBSIDIARIES
OTHER FINANCIAL DATA AND STATISTICAL SUMMARY

	Q3 2003	Q2 2003	Q1 2003	Q4 2002	Q3 2002

	(Dollars in thousands, except per share amounts and number of accounts)
Earnings:
Net interest income	$180,863	$173,925	$166,290	$163,971	$159,030
Provision for credit losses	73,150	68,036	79,884	97,189	80,996
Noninterest income	27,833	27,731	27,753	26,352	26,410
Noninterest expense	66,745	72,657	68,439	63,466	62,207
Income before taxes	68,801	60,963	45,720	29,668	42,237
Income taxes	27,343	23,975	18,226	7,294	16,824
Net income	29,335	31,603	23,549	19,484	21,673
Equity:
Earning per share — basic	$0.65	$0.81	$0.60	$0.50	$0.55
Earning per share — diluted	0.64	0.80	0.60	0.49	0.55
Dividend per share — diluted	0.13	0.13	0.13	0.12	0.12
Book value per share (period end) (1)	20.89	19.39	18.71	18.23	17.84
Stock price per share (period end)	34.95	28.00	18.57	21.00	20.00
Total equity to assets (2)	7.54%	6.38%	6.30%	6.54%	6.55%
Return on average equity (1)	12.92	16.96	13.05	11.10	12.56
Average shares outstanding — diluted	45,786,913	39,676,670	39,452,915	39,442,393	39,506,307

Loan Portfolio:
Automobile contracts purchased	$1,683,402	$1,586,616	$1,353,053	$1,211,016	$1,444,185
Automobile contracts managed (period end)	10,475,948	10,049,966	9,650,229	9,389,974	9,269,265
Number of accounts managed (period end)	818,125	796,688	775,090	757,269	751,654
Average automobile contracts managed	$10,284,067	$9,839,661	$9,533,314	$9,366,392	$9,102,663
Return on average automobile contracts (3)	1.14%	1.28%	0.99%	0.83%	0.96%

Credit Quality:
Delinquency rate (30+ days)	2.70%	2.75%	2.41%	3.50%	3.43%
Reposessions to total contracts	0.11	0.09	0.11	0.18	0.11
Net chargeoffs (annualized)	2.58	2.33	2.86	3.34	2.73
Allowance to automobile contracts	2.71	2.75	2.76	2.85	2.66
Operations:
Total assets	$14,238,588	$13,665,109	$13,314,876	$12,482,639	$12,180,714
Noninterest expense to total revenues	31.98%	36.03%	35.27%	33.35%	33.55%

(1)	Excludes other comprehensive income

(2)	Excludes other comprehensive income and includes minority interest

(3)	Net income (annualized) divided by average automobile contracts managed

WESTCORP AND SUBSIDIARIES
CUMULATIVE STATIC POOL LOSS CURVES (UNAUDITED)
At September 30, 2003

The following table sets forth the cumulative static pool losses by month for all outstanding public securitized pools:

Period (1)	1999-B	1999-C	2000-A	2000-B	2000-C	2000-D	2001-A	2001-B	2001-C	2002-1	2002-2	2002-3	2002-4	2003-1	2003-2	2003-3

1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.04%	0.02%	0.03%	0.02%	0.04%	0.04%	0.03%	0.03%	0.04%	0.01%	0.00%	0.02%	0.02%	0.01%	0.00%
3	0.11%	0.10%	0.10%	0.09%	0.13%	0.11%	0.09%	0.10%	0.09%	0.06%	0.03%	0.06%	0.07%	0.04%	0.02%
4	0.26%	0.25%	0.20%	0.24%	0.27%	0.24%	0.20%	0.21%	0.20%	0.15%	0.10%	0.14%	0.16%	0.11%	0.06%
5	0.47%	0.40%	0.36%	0.39%	0.46%	0.39%	0.33%	0.33%	0.35%	0.29%	0.18%	0.27%	0.26%	0.18%	0.14%
6	0.66%	0.56%	0.55%	0.59%	0.65%	0.54%	0.50%	0.50%	0.49%	0.43%	0.32%	0.44%	0.38%	0.29%
7	0.87%	0.71%	0.71%	0.78%	0.81%	0.74%	0.70%	0.69%	0.65%	0.60%	0.49%	0.57%	0.50%	0.41%
8	1.00%	0.86%	0.91%	0.99%	0.93%	0.93%	0.84%	0.87%	0.81%	0.84%	0.66%	0.70%	0.61%	0.53%
9	1.13%	1.01%	1.10%	1.17%	1.07%	1.13%	1.04%	1.05%	0.95%	1.06%	0.82%	0.82%	0.78%
10	1.24%	1.14%	1.27%	1.33%	1.24%	1.34%	1.24%	1.22%	1.07%	1.28%	0.96%	0.96%	0.94%
11	1.35%	1.34%	1.45%	1.44%	1.41%	1.50%	1.45%	1.36%	1.20%	1.48%	1.10%	1.10%	1.08%
12	1.44%	1.52%	1.58%	1.57%	1.62%	1.74%	1.67%	1.53%	1.37%	1.67%	1.26%	1.24%
13	1.58%	1.74%	1.73%	1.72%	1.86%	1.95%	1.90%	1.67%	1.55%	1.82%	1.39%	1.38%
14	1.74%	1.94%	1.85%	1.86%	2.04%	2.21%	2.09%	1.81%	1.74%	1.99%	1.51%	1.53%
15	1.85%	2.09%	2.00%	2.04%	2.25%	2.48%	2.25%	2.00%	1.97%	2.14%	1.68%
16	2.03%	2.27%	2.15%	2.24%	2.45%	2.71%	2.41%	2.19%	2.16%	2.27%	1.83%
17	2.16%	2.39%	2.37%	2.39%	2.68%	2.89%	2.54%	2.37%	2.36%	2.45%	1.99%
18	2.30%	2.53%	2.52%	2.55%	2.88%	3.08%	2.73%	2.60%	2.59%	2.62%
19	2.42%	2.67%	2.67%	2.73%	3.08%	3.22%	2.93%	2.80%	2.78%	2.80%
20	2.50%	2.81%	2.83%	2.93%	3.23%	3.40%	3.11%	3.01%	2.95%
21	2.58%	2.92%	2.99%	3.12%	3.38%	3.59%	3.34%	3.19%	3.14%
22	2.67%	3.10%	3.16%	3.27%	3.54%	3.78%	3.54%	3.34%	3.29%
23	2.77%	3.28%	3.34%	3.38%	3.67%	3.96%	3.72%	3.49%	3.41%
24	2.87%	3.38%	3.49%	3.52%	3.83%	4.18%	3.92%	3.62%	3.57%
25	3.01%	3.55%	3.63%	3.63%	4.00%	4.41%	4.10%	3.75%	3.73%
26	3.14%	3.68%	3.75%	3.73%	4.16%	4.58%	4.23%	3.87%	3.88%
27	3.16%	3.84%	3.86%	3.84%	4.35%	4.79%	4.36%	4.00%
28	3.29%	3.98%	3.97%	3.97%	4.50%	4.96%	4.47%	4.15%
29	3.40%	4.14%	4.09%	4.11%	4.64%	5.08%	4.56%	4.28%
30	3.50%	4.19%	4.21%	4.26%	4.79%	5.22%	4.67%
31	3.61%	4.30%	4.33%	4.40%	4.92%	5.34%	4.81%
32	3.68%	4.38%	4.47%	4.50%	5.02%	5.44%	4.92%
33	3.74%	4.46%	4.59%	4.61%	5.12%	5.54%
34	3.81%	4.57%	4.68%	4.70%	5.22%	5.66%
35	3.87%	4.66%	4.79%	4.78%	5.29%	5.76%
36	3.91%	4.76%	4.86%	4.85%	5.38%
37	3.97%	4.84%	4.93%	4.94%	5.47%
38	4.03%	4.96%	5.01%	4.99%	5.53%
39	4.09%	5.03%	5.08%	5.05%
40	4.13%	5.13%	5.13%	5.12%
41	4.18%	5.20%	5.18%	5.18%
42	4.23%	5.24%	5.24%
43	4.28%	5.28%	5.29%
44	4.33%	5.34%
45	4.35%	5.38%
46	4.38%	5.42%
47	4.39%	5.44%
48	4.41%	5.46%
49	4.43%
50	4.44%
51	4.46%
52
53
Prime Mix (2)	70%	67%	68%	69%	68%	68%	71%	71%	76%	70%	87%	85%	80%	80%	82%	84%

(1)	Represents the number of months since the inception of the securitization.

(2)	Represents the original percentage of prime automobile contracts securitized within each pool.